Exhibit 99.1       Securities Exchange Agreement

SECURITIES EXCHANGE AGREEMENT
Series A Convertible Preferred Stock

This Securities Exchange Agreement (this “Agreement”), is made this February 20, 2009, among South Texas Oil Company, a Nevada corporation and its Subsidiaries (collectively the “Company”), and Longview Fund, L.P., a California limited partnership, and its affiliates that appear as signatories to and have executed this Agreement (collectively, “Longview” or “Subscriber”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Purchase Agreement, as amended (as defined herein).

WHEREAS, the Company and Longview entered into a securities purchase agreement, dated as of April 1, 2008 (as amended by the June 2008 Amendment Agreement, and as may otherwise be amended, supplemented, restated or modified and in effect from time to time, the “Purchase Agreement”), pursuant to which Longview purchased from the Company, among other things, secured notes, each bearing interest payable quarterly to Longview (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor (other than as provided in this Agreement) or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Notes”, which Notes, together with all Security Agreements, as amended and restated, Account Control Agreements, Pledge Agreements, Subsidiary Guaranty, Additional Security Documents, and each of the other agreements to which the Company or its Subsidiaries is a party or by which it is bound, excluding Warrants, Override Conveyances and Mortgages appurtenant thereto, are collectively, the “Transaction Documents”);

WHEREAS, the Company and its Subsidiaries (as defined herein) have granted to Longview perpetual overriding royalty interests (“ORRI”)in the hydrocarbon production of certain of the Company’s properties as set forth more particularly in certain Override Conveyances to Longview;

WHEREAS, the current principal amount plus accrued paid in kind interest of the Notes (the “Principal Amount”) and the aggregate per diem amount of accrued interest of the Notes (the “Per Diem Interest”) due at the Closing Date (as defined in Section 11.3) of this transaction, after giving effect to Longview’s surrender of Notes for certain assets of the Company pursuant to the Asset Purchase and Sale Agreement, of even date herewith,  are collectively referred to in this Agreement as the “Total Obligations”);

WHEREAS, the Company and Longview desire to provide for the payment of the Total Obligations by the Company’s issuance of its Series A Convertible Preferred Stock (the “Preferred Stock”) to Longview, as provided in this Agreement, in exchange for the discharge and release of the Total Obligations (the “Debt Equity Exchange”);

WHEREAS, the board of directors of the Company (the “Board") has directed the Board’s Executive Committee to evaluate, negotiate and approve the restructuring the Company’s capital structure, including matters pertaining to the payment of Notes;

WHEREAS, the Audit Committee has, with the assistance of legal advisors, informed itself about, and has directed senior management of the Company to negotiate the exchange of the Company’s equity in full satisfaction of the Total Obligations owed by the Company to Longview; and

WHEREAS, the Audit Committee has determined that the terms of the Debt Equity Exchange as set forth in this Agreement are in the best interests of the Company and all of its stockholders and has approved this Agreement and has recommended that the Board approve and declare advisable this Agreement and take all actions required to be taken by the full board to effectuate the foregoing, and the Board has effected such approval and taken such action.

NOW, THEREFORE, in connection with the payment of the Total Obligations to be made by the Company, and the discharge of the Total Obligations to be provided by Longview hereunder, the Company and Longview, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.           TOTAL OBLIGATIONS OF THE COMPANY.

1.1           The Company and Longview acknowledge and agree that, as of the date of this Agreement (the “Execution Date”), (i) the Principal Amount due under the Notes is the amount set forth on Schedule 1 hereto; (ii) the aggregate amount of interest and the Per Diem Interest payable to Longview under the Notes are set forth on Schedule 1 hereto, and (iii) the Company has no right of offset, defense, or counterclaim with respect to the Total Obligations owed to Longview.  The Total Obligations of the Company shall be determined on the Closing Date in the manner set forth on Schedule 1.

1.2           The payments of ORRI to Longview as a percentage of the net revenue generated by the Company’s sales of hydrocarbon production, as set forth more particularly in the Company’s Override Conveyances to Longview, at any time prior to January 1, 2011 shall be deferred and accrue to the benefit of Longview during such period. Accordingly, the Company is not required to make any such payments to Longview prior to January 1, 2011.

2.	EXCHANGE AND RELEASE

2.1           Exchange. Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue to Longview shares of the Company’s Series A Convertible Preferred Stock (the “Exchange Shares”) in exchange for the surrender by Longview of the Notes.  The amount of Exchange Shares to be issued shall be equal to the Total Obligations as set forth on Schedule 1, divided by 10, and rounded up to the nearest whole number.  The Total Obligations shall thereupon be cancelled. The consummation of the exchange of the Total Obligations for the Exchange Shares as described in this Section 2.1 is hereinafter referred to as the “Debt Exchange Closing”.

2.2           Debt Exchange Closing Deliveries. Upon the Debt Exchange Closing, the Company will deliver or cause to be delivered to Longview certificates registered in the name of Longview evidencing the Exchange Shares, and Longview will deliver to the Company each of the Notes evidencing the Total Obligations.

2.3           Debt Exchange; Termination. Effective upon the Debt Exchange Closing and the closing under the Asset Purchase Agreement (defined in Section 11.3), the Company’s monetary obligations under the Notes will be extinguished immediately and cancelled, and any and all obligations of the Company and its Subsidiaries in respect of the Notes and the Transaction Documents shall be terminated and released and be of no further force and effect except that the indemnification rights for third party claims, registration rights and other rights granted to Longview and the other Releasees (defined below) pursuant to this Agreement and the indemnification rights for third party claims granted to Longview and the other Releasees pursuant to the Transaction Documents and the Asset Purchase Agreement shall survive and not be extinguished.  Longview and the Company, each as to the other, with effect from and after the Debt Exchange Closing and the closing under the Asset Purchase Agreement, irrevocably waives, releases and forever discharges the other and each of the other’s Subsidiaries' respective successors, predecessors, assigns, affiliates, subsidiaries and divisions and each and all of their respective directors, officers, stockholders, employees, representatives and agents (the "Releasees") from any and all actions, causes of action, suits, claims, demands, proceedings, orders, judgments, obligations, rights, privileges, covenants, contracts, agreements, debts, dues, sums of money, deliveries and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Claims") which Claims each party to this Agreement and their respective heirs, executors, administrators, successors and assigns may then have, ever will have had or may thereafter have against the Releasees in connection with, or related directly or indirectly to, the Total Obligations, the Notes and the Transaction Documents, including any and all the indebtedness or obligations represented thereby or the terms thereof, but not including any claims arising out of any breach by Longview or the Company of their respective obligations under this Agreement and the Asset Purchase Agreement.  The Claims hereby released do not include indemnification rights for third party claims granted to Longview or the Company pursuant to the Transaction Documents nor a release of Longview’s ORRI rights and benefits as set forth more particularly in certain Override Conveyances to Longview.

2.4           Conversion of Preferred Stock – Conversion Price.  The Preferred Stock will be issued and convertible into shares of Common Stock of the Company pursuant to and in accordance with the terms, provisions and procedures set forth in the Certificate of Designation for the Series A Convertible Preferred Stock, (the “Certificate of Designation”) attached to this Agreement as Exhibit A, and this Agreement.

2.5           Conversion of Preferred Stock – Common Stock Shares.  The number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall equal the Stated Value per Preferred share divided by the Conversion Price as same may be adjusted, from time to time, as set forth in the Certificate of Designation.

2.6           Exclusion of ORRI.  The ORRI granted by the Company to Longview in the hydrocarbon production of certain of the Company’s and the Subsidiaries’ properties, as reflected in the the grants of certain Override Conveyances to Longview, are specifically excluded from this Agreement and the terms and conditions hereof, other than as set forth in this Section 2.6.

3.	LONGVIEW REPRESENTATIONS AND WARRANTIES

Longview represents and warrants, as of the date hereof, that:

3.1           Organization, Authorization and Power.

  (i)           Longview is a validly existing partnership or limited liability company, as applicable, and has the requisite partnership or limited liability company, as applicable, power and authority to purchase the Exchange Shares and Common Stock issuable upon conversion of the Exchange Shares (the “Securities”) pursuant to this Agreement.  This Agreement, has been duly and validly authorized, executed and delivered on behalf of Longview, and each is a valid and binding agreement of Longview, enforceable against Longview in accordance with its terms.  Each of the other agreements and other documents entered into and executed by Longview in connection with the transactions contemplated hereby as of the date hereof will have been duly and validly authorized, executed and delivered on behalf of Longview as of the date hereof and will constitute valid and binding agreements of Longview, enforceable against Longview in accordance with their respective terms.

  (ii)           Longview is the sole and unconditional owner of the Notes, which are free and clear of liens, pledges, hypothecation, third party rights or other encumbrances.

3.2           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Longview of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Longview’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Longview is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Longview).  Longview is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Longview is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein

3.3           Investment Purpose.  On the Closing Date Longview will purchase the Preferred Stock as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. .

3.4           Accredited Investor Status.  Longview is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  Longview is, and will be at the time of the conversion of the Preferred Stock an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933 (“1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Longview either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Longview’s business or financial experience, or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Preferred Stock.  Longview has the authority and is duly and legally qualified to purchase and own the Securities.  Longview is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding Longview is accurate, including, without limitation, the principal place or business or residence of Longview.

3.5           Reliance on Exemptions.  Longview understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the securities laws and that the Company is relying in part upon the truth and accuracy of, and Longview’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Longview set forth herein in order to determine the availability of such exemptions and the eligibility of Longview to acquire the Securities.  For purposes hereof,  “securities laws” means the securities laws, legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the Securities and Exchange Commission (the “Commission”) of the United States and any applicable states and other jurisdictions.

3.6           Information.  Longview and its advisors, if any, have been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB for the year ended December 31, 2007 as filed with the Commission, together with all subsequently filed Forms 10-QSB, Forms 8-K, and other reports and filings subsequently made with the Commission and made available at the EDGAR website (hereinafter referred to collectively as the “Reports”), all materials relating to the business, finances and operations of the Company and the Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by Longview.  Longview and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  In addition, such Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by Longview or its advisors, if any, or its representatives shall modify, amend or affect Longview’s right to rely on the Company’s representations and warranties contained in Section 4 below or contained in any of the other Transaction Documents.  Longview understands that its investment in the Securities involves a high degree of risk.  Longview has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  For purposes hereof, (i) “Subsidiaries” means STO Operating Company, STO Drilling Company, STO Properties LLC, Southern Texas Oil Company and all other entities in which the Company, STO Operating Company or Southern Texas Oil Company, directly or indirectly, owns Capital Stock or holds equity or similar interests at the time of this Agreement or at any time hereafter; (ii) “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; and (iii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

3.7           No Governmental Review.  Longview understands that, except as may otherwise be provided in this Agreement, no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.  As used in this Agreement, “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

3.8           Transfer or Resale.  Longview understands that, (i) the Securities have not been and are not being registered under the 1933 Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Longview shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Longview provides the Company with reasonable assurance that such Securities can be, have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; (iii) except as provided in this Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any other securities laws. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

3.9        Legends.  Longview understands that the Exchange Shares and the Common Stock certificates issuable upon conversion of the Exchange Shares or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL FOR THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Preferred Stock Legend

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL FOR THE ISSUE OR COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT ..  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES

Upon the written request to the Company of a holder of a certificate or other instrument representing Common Stock underlying the Preferred Stock, the 1933 Act Legend shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction (other than for sales pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the 1933 Act or a successor rule thereto [“Rule 144”]), Longview at Longview’s expense, shall provide the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) Longview  provides the Company with customary representations and assurances that the Common Stock can be and will be sold pursuant to Rule 144, (iv) Longview provides the Company reasonable assurances that the Common Stock has been or will be sold pursuant to Rule 144, or (v) such holder certifies, on or after the date that is six (6) months after the date on which the Common Stock is issued, that such holder is not an Affiliate (as defined in Section 3.9) of the Company and has not been an Affiliate of the Company for the prior 90 days.  The Company shall be responsible for the fees of its transfer agent and all of The Depository Trust Company (the “DTC”) fees associated with such issuance.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Longview.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.9 will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 3.9, such holder shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity, or is an officer, director or 10% equity holder of such person or entity.  Affiliate includes each Subsidiary of the Company.

3.10       Correctness of Representations.  Longview represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Longview otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

3.11       Survival.  Except as may be limited by its terms, the foregoing representations and warranties shall survive the Closing Date.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants, as of the date hereof that:

4.1         Due Incorporation.  The Company and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined below) on the Company.  For purposes of this Agreement, a “Material Adverse Effect” on the Company shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.  All of the Company’s Subsidiaries as of the Closing Date and the Company’s ownership interest in such Subsidiaries are set forth on Schedule 4.1 attached to this Agreement.

4.2       Outstanding Stock.  All issued and outstanding shares of Capital Stock of the Company and each of its Subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

4.3       Authority; Enforceability.  This Agreement, the Preferred Stock and the  Certificate of Designation (the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

4.4       Additional Issuances.  There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company, except as described in the Reports or Other Written Information.

4.5       Consents.  Except as set forth on Schedule 4.5 attached to this Agreement, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, or the Company's Stockholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder, all of which will have been obtained prior to the Debt Exchange Closing.

4.6       No Violation or Conflict.  Assuming the representations and warranties of Longview in Section 3 of this Agreement are true and correct and Longview complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, or any of its Subsidiaries, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates, (C) except as set forth on Schedule 4.6(i) attached to this Agreement, the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party, by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

(ii)         result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates; or

(iii)        result in the activation of any anti-dilution rights or a reset or repricing of any debt, security or other instrument issued or issuable by the Company (other than the warrant held by Longview Marquis Master Fund, L.P. as of the date hereof), nor result in the acceleration of the due date of any obligation of the foregoing; or

(iv)        result in the triggering of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

4.7           The Securities.  The Securities upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State securities laws;

(ii)         have been, or will be, duly and validly authorized and on the date of issuance of the shares of Common Stock upon conversion of the Preferred Stock, the Common Stock will be duly and validly issued, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted; ;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)        will not subject the holders thereof to personal liability by reason of being such holders; and

(v)         assuming the representations and warranties of Longview as set forth in Section 3 of this Agreement are true and correct, will not result in a violation of Section 5 under the 1933 Act.

4.8           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports or in the schedules hereto, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

4.9           Reporting Company.  The Company is a publicly-held company mandatorily subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (“1934 Act”) and has a class of common stock registered pursuant to Section 12(g) of the 1934 Act.  Except as set forth on Schedule 4.9 attached to this Agreement, Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

4.10          Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company’s business, financial condition or affairs not disclosed in the Reports. The Reports including the financial statements therein, and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

4.11          Dilution.  The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company and its stockholders.  The Company specifically acknowledges that its obligation to issue its Common Stock upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

4.12          Stop Transfer.  The Company has not and will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to Longview.

4.13          Defaults.  The Company is not in violation of its certificate or articles of incorporation or bylaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, and (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

4.14          No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Subsidiaries will take any action or steps nor conduct any offering of its securities that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

4.15          No General Solicitation.  Neither the Company, nor any of its Subsidiaries, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

4.16          Listing.  The Common Stock is currently listed on the NASDAQ Global Market (the “Principal Market” under the symbol “STXX”; however, if the Common Stock becomes listed on another national securities exchange after the date hereof, the “Principal Market” shall mean such exchange) and satisfies all current requirements, as temporarily modified to reduce such requirements, for the continuation of such listing.  The Company has not received any notice that its Common Stock will be delisted from the NASDAQ Global Market or that the Common Stock does not meet all requirements for the continuation of such listing.  The Company makes no representation as to whether the temporarily reduced NASDAQ listing requirements referenced in this Section 4.16 will be continued by NASDAQ in the immediate future.

4.17          No Undisclosed Events or Circumstances.  Other than disclosed in the Reports and Other Written Information, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, other than those incurred in the ordinary course of the Company’s businesses since filing of its last filed Report and which, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect.

4.18          Capitalization. The authorized and the issued and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 4.18 attached to this Agreement.  Except as set forth on Schedule 4.18 attached to this Agreement, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries.

4.19          DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 4.19 attached to this Agreement.

4.20          Investment Company.  Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.21          No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since the filing of its last filed Report and which, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect.

4.22          Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.23          Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Company otherwise notifies Longview prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.  The foregoing representations and warranties shall survive the Closing Date.

4.24          Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the transactions contemplated in this Agreement (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (ii) the current cash flow of the Company, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

4.25          Survival.  Except as may be limited by its terms, the foregoing representations and warranties shall survive the Closing Date.

5.           REGULATION D OFFERING.  The offer and issuance of the Securities to Longview is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscribers from the Company’s legal counsel in the form annexed hereto as Exhibit B opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Subscribers.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Preferred Stock pursuant to an effective registration statement or pursuant to Rule 144.

6.           RESALE PURSUANT TO RULE 144.  The Company agrees to cooperate with Longview in connection with all resales pursuant to Rule 144 and, at its expense, provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from Longview and selling broker, if any. In the event commencing on November 2, 2009, Longview is not permitted to resell, without any restrictive legend, the (i) Common Stock underlying the then outstanding Preferred Stock, (ii) Common Stock held by Longview issued upon conversion of the Preferred Stock and (iii) Debt Conversion Shares ,  and such sales are not permitted as a result of the unavailability to Longview of Rule 144(b) under the 1933 Act or any successor rule (a “144 Default”), and the reason for the 144 Default is that the Company is not current in filings required to be made with the Commission, then the Company shall pay to Longview on demand and in cash, as liquidated damages and not as a penalty an amount equal to one percent (1%) for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) thereafter of (a) the Stated Value of such Preferred Stock then outstanding, plus (b) the purchase price of the Common Stock held by Longview issued upon conversion of the Preferred Stock, and plus (c) the purchase price of the Debt Conversion Shares owned by Longview during the pendency of the 144 Default, which, but for the 144 Default could have been permissibly sold by Longview pursuant to Rule 144.  Such liquidated damages shall not be payable in connection with a 144 Default on any of the foregoing Common Stock which may be sold by Longview pursuant to an effective Registration Statement (as described in Section 10).

7.           COVENANTS OF THE COMPANY

The Company covenants and agrees with Longview as follows:

7.1           Stop Orders.  The Company will advise Longview, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

7.2           Listing/Quotation.  The Company’s shares of Common Stock are listed on the Company’s Principal Market as of the date of this Agreement.  The Company shall make reasonable attempt to maintain such listing so long as any other shares of Common Stock shall be so listed.  The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and such exchanges, as applicable. Subject to Section 7.10, the Company will provide Longview copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock on any exchange or quotation system on which the Common Stock is listed.

7.3           Market Regulations. The Company shall notify the Commission, NASDAQ and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Longview and promptly provide copies thereof to Longview.

7.4           Stockholder Approval. Upon the execution of this Agreement, the Company promptly shall seek approval from the Company’s stockholders (“Stockholder Approval”) in order to comply with the Stockholder Approval Requirements under the Marketplace Rules of The NASDAQ Stock Market, or NASDAQ for transactions that involve the issuance or potential issuance of more than 20% of an issuer’s outstanding common stock at a price that is less than the greater of (i) the consolidated closing bid price for the issuer’s common stock on the trading day prior to execution of definitive agreements and (ii) the book value of the issuer’s common stock.  The approval of the Company’s stockholders in order for the Company to be in compliance with the Stockholder Approval Requirements, as set forth in this Section 7.4, and the Company’s making all of the filings required to be made with the Commission and pursuant to Nevada law are conditions to the closing of the transactions contemplated by this Agreement.

7.5           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) five (5) years after the Closing Date, (ii) until all the Common Stock issuable upon conversion of the Preferred Stock have been resold or transferred by Longview pursuant to a registration statement or pursuant to Rule 144, or (iii) shares of the Preferred Stock are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, and (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Longview promptly after such filing.

7.6           Reservation.  Prior to the Closing, and thereafter for so long as shares of Preferred Stock are outstanding, the Company undertakes to reserveon behalf of Longview, from its authorized but unissued Common Stock, a number of common shares equal to 150% of the amount of Common Stock necessary to allow Longview to be able to convert all such outstanding Preferred Stock.

7.7           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

7.8           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep records and books of account in which entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

7.9           Governmental Authorities.  From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

7.10         Non-Public Information.  The Company covenants and agrees that except for schedules and exhibits to this Agreement which information thereon will be publicly disclosed within four (4) business days after the Closing Date, neither it nor any other person acting on its behalf will at any time provide Longview or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Longview shall have agreed in writing to receive such information.  The Company understands and confirms that Longview shall be relying on the foregoing representations in effecting transactions in securities of the Company.

8.	COVENANTS OF THE COMPANY AND LONGVIEW REGARDING INDEMNIFICATION.

8.1            The Company agrees to indemnify, hold harmless, reimburse and defend Longview, its officers, directors, agents, affiliates, control persons, and principal stockholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or Other Written Information; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

9.	CONVERSION.

9.1           The Preferred Stock will be convertible according to the procedure set forth in the Certificate of Designation.  A copy of all notices of conversion must be delivered to the attorney for the Company identified in Section 11.2 hereof.

9.2           Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Common Stock underlying the Preferred Stock or any other Common Stock held by Longview has been sold pursuant to the registration statement described in Section 10 or Rule 144, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 3.9 above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

9.3           The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 9.2 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to Subscriber (such 2nd business day being referred to as the “Delivery Date”).  As compensation to Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to such Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to Longview, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date, Longview will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company, whereupon the Company and Longview shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

9.4           Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to Longview and thus refunded to the Company.

10.           REGISTRATION RIGHTS.   The Company shall file with the Securities and Exchange Commission on a Form S-3 (or such other form that it is eligible to use) a registration statement (the “Registration Statement”) no later than two business days after the Closing Date, or July 1, 2009, whichever is later (the “Filing Date”) and cause the filed Registration Statement to be declared effective no later than November 2, 2009 (the “Effective Date”) in order to register the Registrable Securities for resale and distribution under the 1933 Act and maintain the effectiveness of the Registration Statement until the sooner of (i) five (5) years after the Effective Date, or (ii) until all of the Registrable Securities may be sold by Longview without volume limitations pursuant to Rule 144 under the 1933 Act.  Subject to not being in excess of the Rule 415 Amount (as defined below), the Company will register not less than a number of shares of Common Stock in the above described registration statement that is equal to the amount of Common Stock issuable at the Conversion Price, assuming the conversion of all the Preferred Stock which is issuable (the “Preferred Conversion Shares”).  The Preferred Conversion Shares shall be reserved and set aside exclusively for the benefit of Longview and not issued, employed or reserved for anyone other than Longview. In addition to the Preferred Conversion Shares, subject to not being in excess of the Rule 415 Amount, the Company shall include in such registration statement 7,170,775 shares of its Common Stock previously issued to Longview, pursuant to certain convertible debt instruments issued pursuant to agreements executed by the parties on June 28, 2005, which shares were included in the Company’s prior registration statement on Form SB-2, declared effective in November 2005, which registration statement subsequently lapsed (the “Debt Conversion Shares”). The Preferred Conversion Shares and the Debt Conversion Shares are herein referred to as the “Registrable Securities”.  Notwithstanding anything to the contrary in this paragraph, the amount of Registrable Securities required to be included in the Registration Statement shall be not less than (nor more than) the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the 1933 Act.  In the event that less than all of the Registrable Securities are included in the Registration Statement as a result of the foregoing limitation, then the Company, when permitted, will file additional Registration Statements each registering the Rule 415 Amount, seriatim, until all of the Registrable Securities have been registered.  The Filing Date and Effective Date of each such additional Registration Statement shall be, respectively, thirty (30) and ninety (90) days after the first day such additional Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act.  The Company will register the Registrable Securities in the following order, subject to modification at Longview’s discretion: First the Debt Conversion Shares, and Second the Preferred Conversion Shares.  The Registration Statement will immediately be amended or additional registration statement will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  The Company agrees to use its best efforts to obtain a waiver (the “Waiver”) from the Commission of the Rule 415 Amount limitation, the express purpose of which is to allow an amount of Common Stock in excess of the Rule 415 Amount to be registered on an accelerated basis.  In the event the Waiver is obtained, the Rule 415 Amount shall thereafter be deemed to include such additional shares of Common Stock that may be included in the Registration Statement as a result of the Waiver.  Within two (2) business days after the end of the calendar week during which Longview has sold any Preferred Conversion Shares or Debt Conversion Shares, Longview shall provide to the Company the following information: (x) a report of the number of such shares of Common Stock sold in Longview’s most recent Common Stock sale transaction, (y) after giving effect to its most recent sale of the Common Stock, the total number of shares of the Company’s Common Stock then beneficially owned by Longview, and (z) whether the sale was made pursuant to an effective registration statement, Rule 144 or an exemption to the registration of the Common Stock.

10.1               In addition to other Registration rights provided in this Agreement, if the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by Longview pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to Longview of its intention so to do. Upon the written request of Longview, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered on behalf of Longview.

10.2               Registration Procedures. If and whenever the Company is required by the provisions of this Section 10 to effect the registration of any Securities under the 1933 Act, the Company will, as expeditiously as possible:

a.    subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by this Section 10, with respect to the Securities, and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, and promptly provide to Longview copies of all filings and Commission letters of comment and notify Longview within two (2) business days of (i) notice that the Commission has no comments or no further comments on the Registration Statement, and (ii) the declaration of effectiveness of the registration statement;

b.    furnish to Longview, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

c.    use its best efforts to register or qualify the Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as Longview shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

d.    if applicable, list the Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

e.    immediately notify Longview when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

f.     provided same would not be in violation of the provision of Regulation FD under the 1934 Act, and subject to Section 7.10, make available for inspection by Longview, and any attorney, accountant or other agent retained by Longview or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by Longview, its attorney, accountant or agent in connection with such registration statement.

10.3           Provision of Documents.  In connection with each registration described in this Section 10, Longview shall furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution of the Securities by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

10.4           Non-Registration Events.  The Company and Longview agree that the Longview will suffer damages if the Registration Statement is not filed by Filing Date, or not declared effective by the Effective Date, or not maintained in the manner and within the time periods contemplated by Section 10 hereof, it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if the Registration Statement (i) is not filed by the Filing Date, or (ii) is not declared effective by the Effective Date, or (iii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event set forth in clauses (i), (ii) and (iii) of this Section 10.4 is referred to herein as a “Non-Registration Event”), then the Company shall deliver to Longview, for each thirty days or part thereof subsequent to a Non-Registration Event and during the pendency of such Non-Registration Event, as Liquidated Damages and not as a penalty, an amount equal to one percent (1%), prorated for partial months, of the sum of (a) the aggregate Stated Value of the Preferred Stock remaining unconverted and which are subject to such Non-Registration Event, (b) that number which is the sum of the applicable Conversion Prices for each share of Common Stock issued upon conversion of the Preferred Stock and which are subject to such Non-Registration Event, and (c) the purchase price of the Debt Conversion Shares, then owned of record by Longview, which are subject to such Non-Registration Event.  Payments to be made pursuant to this Section 10.4 shall be payable in cash and due and payable within ten (10) business days after the end of each thirty (30) day period or part thereof.  In no event shall the Liquidated Damages exceed ten (10%) percent of the sum of (d) the aggregate Stated Value of the Preferred Stock remaining unconverted and which are subject to such Non-Registration Event and (e) that number which is the sum of the applicable Conversion Prices for each share of Common Stock issued upon conversion of the Preferred Stock then owned of record by Longview, which are subject to such Non-Registration Event.

10.5               Expenses.  The Company will pay all registration expenses in connection with the registration statement under this Section 10.  Selling expenses in connection with each registration statement under this Section 10 registering the Securities shall be borne by Longview.

10.6               Indemnification and Contribution.

a.    In the event of a registration of any Securities under the 1933 Act pursuant to this Section 10, to the extent permitted by law, the Company will indemnify and hold harmless Longview, each officer, director and underwriter of Longview, and each other person, if any, who controls Longview or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which Longview, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the 1933 Act pursuant to this Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the provisions of this Section 10.6, reimburse the Longview, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to Longview to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) Longview failed to send or deliver a copy of the final prospectus delivered by the Company to Longview with or prior to the delivery of written confirmation of the sale by Longview to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Longview, or any such controlling person in writing specifically for use in such registration statement or prospectus.

b.     In the event of a registration of any of the Securities under the 1933 Act pursuant to this Section 10 Longview will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof,(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Securities were registered under the 1933 Act pursuant to this Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Longview will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Longview, and furnished in writing to the Company by Longview specifically for use in such registration statement or prospectus.  In no event shall the liability of Longview or any holder of Securities or permitted successor in connection with any Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock and Securities included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by Longview or such holder upon the sale of such Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock and Securities pursuant to such registration statement.

c.      Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

d.     In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) Longview, or any controlling person of Longview, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of Longview or controlling person(s) of Longview in circumstances for which indemnification is not provided under this Section 10.6; then, and in each such case, the Company and Longview will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that Longview is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) Longview will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.	MISCELLANEOUS.

11.1           Limited Waiver.  Longview waives any adjustment to the Purchase Price (as defined in Common Stock Purchase Warrant No. WVAM-001, as amended; the “Warrant”) pursuant to Section 3.4 of the Warrant, solely to the extent that such adjustment would directly result from the Company’s issuance of (i) the Preferred Stock and (ii) Common Stock underlying the Preferred Stock upon conversion thereof.

11.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(i)	if to the Company:

South Texas Oil Company
300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258
Attention: Michael J. Pawelek, CEO
Facsimile: (210) 545-3317

with a copy (facsimile only) to:

Roy D. Toulan, Jr.
Legal Counsel
Facsimile: (978) 283-4692

(ii)	if to Longview,

The Longview Fund, L.P.
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Attention: S. Michael Rudolph
Facsimile: (415) 981-5301

with a copy (facsimile only) to:

Edward Grushko, Esq.
Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Facsimile: (212) 697-3575

11.3      Closing/Updates.  The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of the Company not later than the second business day following receipt by the Company of the approval of the Company’s stockholders as set forth in Section 7.4 of this Agreement and the completion of all filings and procedures necessary in connection with the Stockholder Approval, provided however, that the Closing shall be contingent upon and subject to the consummation of a certain Asset Purchase Agreement entered into by the Company and Longview on February **, 2009 (the “Asset Purchase Agreement”), and upon the satisfaction of all other conditions to closing set forth in this Agreement, (the “Closing Date”).  All Schedules attached to this Agreement, where appropriate, shall be updated by the Company as of the Closing Date.  However, Longview shall not be required to proceed with the transactions described herein if such Schedules as updated and compared to the Schedules initially attached to this Agreement represent a material adverse change to Longview or if the Closing does not occur on or before March 31, 2009, which date may be extended by Longview or the Company to not later than August 31, 2009 or such later date as may be agreed to by Longview and the Company.

11.4    Entire Agreement; Assignment.  This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

11.5    Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

11.6    Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including but not limited to New York statutes of limitations, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

11.7    Confidentiality.  The Company agrees that it will not disclose publicly or privately the identity of Longview unless expressly agreed to in writing by Longview or only to the extent required by law.

11.8    Specific Enforcement, Consent to Jurisdiction.  To the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 11.6 hereof, each of the Company, Subscriber and any signatory hereto in his or her personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

11.9    Damages.  In the event a Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, such Subscriber may elect to receive the greater of actual damages or such liquidated damages.

11.10  Maximum Payments.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to a Subscriber and thus refunded to the Company.

11.11  Captions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

11.12  Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

11.13  Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.

11.14  Calendar Days.  All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and Longview have caused this Securities Exchange Agreement to be duly executed as of the date first written above.

SOUTH TEXAS OIL COMPANY,
a Nevada corporation

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

SUBSIDIARIES:

SOUTHERN TEXAS OIL COMPANY., a Texas corporation

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	President

STO OPERATING COMPANY, a Texas corporation

By:	/s/ Wayne Psencik
Name:	Wayne Psencik
Title:	President

STO PROPERTIES LLC,
a Texas limited liability company

By:	/s/ Wayne Psencik
Name:	Wayne Psencik
Title:	Sole Member Representative
On behalf of STO Operating Company

STO DRILLING COMPANY,
a Texas corporation

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	President

[Signature page to February 2009 Securities Exchange Amendment]

LONGVIEW:

THE LONGVIEW FUND, L.P.,
a California limited partnership

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	CFO & Managing Member

[Signature page to February 2009 Securities Exchange Amendment]

SCHEDULE 1

The principal amount of the Notes outstanding as of the Execution Date of the Securities Exchange Agreement is $26,132,400.27 (“Execution Date Principal Amount”).

Per Diem Interest shall accrue on the Execution Date Principal Amount until the day prior to Closing Date at the rate set forth in the Notes.  Such interest shall be paid by adding the accrued Per Diem Interest to the Execution Date Principal Amount on the first business day of each successive calendar quarter, in arrears for the prior calendar quarter, and such increased amount shall be the “Augmented Principal Amount”.

The Total Obligations amount shall be the sum of the Augmented Principal Amount outstanding on the Closing Date plus the Per Diem Interest calculated for each day since the  first business day of the previous calendar quarter on which the Augmented Principal Amount was determined or the Execution Date Principal Amount if such Augmented Principal Amount was not required to be determined, minus $9,800,000 (which is the consideration to be paid by Longview pursuant to the Asset Purchase Agreement).

The Per Diem Interest shall be determined by multiplying the Execution Date Principal Amount or Augmented Principal Amount, if applicable, by 12.5% and dividing such amount by 365.